THE 2023 ETF SERIES TRUST 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 27, 2025, relating to the financial statements and financial highlights of
Atlas America Fund, a series of The 2023 ETF Series Trust, which are included in Form N-CSR for the period ended June 30, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

October 24, 2025